UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

MAGENTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38541	81-0724163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Technology Square Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-0170

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MGTA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 7, 2023, Magenta Therapeutics, Inc. (the “Company” or “Magenta”) announced that as of December 31, 2022, the Company’s cash, cash equivalents and marketable securities were approximately $112 million.

The cash, cash equivalents and marketable securities information above is based on preliminary unaudited information and management estimates for the year ended December 31, 2022, is not a comprehensive statement of the Company’s financial results as of and for the fiscal year ended December 31, 2022 and is subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.

The information contained in this item is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 6, 2023, the Board of Directors (the “Board”) of the Company approved a restructuring plan (the “Plan”) to reduce the Company’s operations to preserve financial resources, resulting in a reduction of the Company’s workforce by up to 56 positions, or approximately 84%, to be substantially completed by February 17, 2023. As a result of the Plan, the Company expects to incur estimated severance and related costs of $5.4 million by the end of February 2023.

Each departing employee of Magenta has played an integral role in the Company’s mission of improving stem cell transplant to enable access for more patients. Magenta would like to sincerely thank its departing employees for their hard work and dedication, and the Company wishes them well in their future endeavors.

As the Plan is implemented, the Company’s management will re-evaluate the estimated costs and expenses set forth above and may revise the estimated restructuring charge as appropriate, consistent with generally accepted accounting principles. The estimated charges that the Company expects to incur in connection with the Plan are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the Plan, as discussed in Item 2.05 above, the following members of the Company’s executive team, (i) Jason Gardner, President and Chief Executive Officer, (ii) David Nichols, Chief Technical Officer, (iii) Caren Deardorf, Chief Commercial Officer, (iv) Kristen Stants, Chief People Officer and (v) Shawn Rose, Senior Vice President and Head of Clinical Development, will be leaving the Company to pursue new opportunities. The Company plans to enter into consulting agreements with Dr. Gardner, Mr. Nichols and Ms. Deardorf on terms yet to be determined, but are contemplated to be on an as requested basis and at an hourly rate for work performed. Dr. Gardner will no longer serve as a director of the Company, effective as of February 7, 2023. Dr. Gardner’s resignation from the Board was not due to any disagreement with the Company’s operations, policies or practices.

Magenta would like to thank Dr. Gardner, Mr. Nichols, Ms. Deardorf, Ms. Stants and Dr. Rose for their commitment and guidance to the Company.

Each departing member of the Company’s executive team will be entitled to receive severance upon the execution of a separation agreement satisfactory to Magenta. Assuming the execution of this agreement, (i) Dr. Gardner will be entitled to receive severance benefits pursuant to the terms of his Amended and Restated Employment Agreement with the Company, with an effective date of March 3, 2022, attached as Exhibit 10.12 to our Annual Report on Form 10-K filed with the SEC on March 8, 2023, and (ii) Mr. Nichols will be entitled to receive severance benefits pursuant to the terms of his Amended and Restated Employment Agreement with the Company, with an effective date of May 2, 2022, attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 2, 2022.

In connection with the Plan, Stephen Mahoney, Chief Financial and Operating Officer, was named President of the Company.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements include, without limitation, implied and express statements relating to: the Company’s preliminary unaudited cash position as of December 31, 2022; the Company’s approved restructuring plan, including, without limitation, the expected size of the restructuring and severance and related costs; and the Company’s plans to retain certain individuals as consultants. Words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “preliminary,” “will,” “would” and similar expressions are intended to identify forward-looking statements. The express or implied forward-looking statements included in this Current Report on Form 8-K are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the risk that the restructuring costs and charges may be greater than anticipated or incurred in different periods than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve customers; and the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated. These and other risks are described in additional detail in Magenta’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and its other filings made with the Securities and Exchange Commission from time to time. Any forward-looking statements contained in this Current Report on Form 8-K represent Magenta’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Magenta explicitly disclaims any obligation to update any forward-looking statements, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGENTA THERAPEUTICS, INC.

Date:	February 7, 2023

By:	/s/ Stephen Mahoney
Stephen Mahoney
Title:	President, Chief Financial and Operating Officer

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